EXHIBIT 23

Consent of Independent Auditors



To the Board of Directors and Shareholders of Xerox Corporation



We consent to the incorporation by reference in the Registration Statements of Xerox Corporation on Forms S-8 (Nos. 2-81528, 2-86274, 2-86275, 33-18126, 33-
44313 and 33-44314) and Forms S-3 (Nos. 2-82363, 33-9486, 33-32215, 33-54629
and 33-49177) of our reports dated January 31, 1995 (except as to Notes 18 and 22, which are as of March 2, 1995), relating to the consolidated balance sheets of Xerox Corporation and consolidated subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994 which reports appear in or are incorporated by reference in the 1994 Annual Report on Form 10-K. Our reports refer to the Company's changes in its methods of accounting for income taxes and postretirement benefits other than pensions in 1992.





                                          KPMG PEAT MARWICK LLP





Stamford, Connecticut
March 30, 1995